Exhibit (b)


SUB-ITEM 77D


Effective September 1, 1999, the investment objective of the Growth Fund was changed from long-term growth of capital through investment primarily in common stocks of U.S.
growth companies engaged in service-related activities to that of long-term growth of capital through investment primarily in equity securities. To achieve this objective, the Sub-Adviser intends to invest primarily in large-cap quality companies with long-term growth potential.



	Exhibit (e)



SUB-ITEM 77Q1


1)   Investment Advisory Agreement (Form II) between
Registrant and VALIC with revised Fee Schedule A effective September 1, 1999 and revised Fee Schedule A effective October 1, 1999 is incorporated herein by reference to Post-Effective Amendment Number 29 to the Registrant's Form N-1A registration statement filed with the Securities and Exchange Commission on October 1,
1999 (File Nos. 2-83631/811-3738; Accession No.
0000950129-99-004278).


2)  Investment Sub-Advisory Agreement between VALIC and
Wellington Management Company, LLP effective
September 1, 1999 is incorporated herein by reference to Post-Effective Amendment Number 29 to the Registrant's
Form N-1A registration statement filed with the Securities and Exchange Commission on October 1, 1999 (File Nos.
2-83631/811-3738; Accession No. 0000950129-99-
004278).